                                                                    EXHIBIT 4.21
                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                LOAN AGREEMENT

--------------------------------------------------------------------------------

                              Dated June 1, 1999

                                By and between


                   DEVELOPMENT AUTHORITY OF GWINNETT COUNTY

                                      and

                              COLOR IMAGE, INC.

                                     and

                              KINGS BROTHERS, LLC

--------------------------------------------------------------------------------

    The interest of Development Authority of Gwinnett County in any rents, revenues and receipts derived by it under this Loan Agreement have been assigned to South Trust Bank, National Association, as Trustee under the Trust Indenture dated as of June1,1999.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    This Loan Agreement was prepared by King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763

--------------------------------------------------------------------------------

                                LOAN AGREEMENT

                               TABLE OF CONTENTS


RECITALS...............................................................  1

                                   ARTICLE I

DEFINITIONS............................................................  2

                                  ARTICLE II

REPRESENTATIONS........................................................  5
       SECTION  2.01.  Representations by the Issuer...................  5
                       -----------------------------
       SECTION  2.02.  Representations by the Users....................  5
                       ----------------------------

                                 ARTICLE  III

LOAN PROCEEDS..........................................................  7

                                  ARTICLE IV

ACQUISITION OF THE PROJECT.............................................  8
       SECTION  4.01.  Application of Proceeds of Bonds................  8
                       --------------------------------
       SECTION  4.02.  Agreement to Acquire Project....................  8
                       ----------------------------
       SECTION  4.03.  No Warranty of Suitability of Issuer............  9
                       ------------------------------------
       SECTION  4.04.  Pursuit of Remedies Against Vendors Contractors
                       -----------------------------------------------
                       and Subcontractors and Their Sureties...........  9
                       -------------------------------------
       SECTION  4.05.  Completion of the Project.......................  9
                       -------------------------

                                   ARTICLE V

DURATION OF LOAN TERM AND PROVISIONS................................... 11
       SECTION  5.01.  Duration of Term................................ 11
                       ----------------
       SECTION  5.02.  Basic Payments: Draws Under Letter of Credit.... 11
                       --------------------------------------------
       SECTION  5.03.  Additional Payments............................. 12
                       -------------------
       SECTION  5.04.  Advance by Issuer or Trustee.................... 12
                       ----------------------------
       SECTION  5.05.  Indemnity of Issuer, Trustee and Paying Agent... 12
                       ---------------------------------------------
       SECTION  5.06.  Obligations of Users Unconditional.............. 14
                       ----------------------------------

                                  ARTICLE VI

MAINTENANCE, ALTERATIONS, REPLACEMENTS, TAXES AND INSURANCE............ 15
       SECTION  6.01.  Maintenance and Repairs: and Alterations and
                       --------------------------------------------
                       Improvements: Utility Charges................... 15
                       -----------------------------
       SECTION  6.02.  Insurance....................................... 15
                       ---------

                                  ARTICLE VII

PROVISIONS RESPECTING DAMAGE, DESTRUCTION AND CONDEMNATION............. 16
       SECTION  7.01.  Damage and Destruction.......................... 16
                       ----------------------
       SECTION  7.02.  Condemnation.................................... 17
                       ------------

                                 ARTICLE VIII

                  CERTAIN PROVISIONS RELATING TO ASSIGNMENT,
                     SUBLEASING, MORTGAGING AND THE BONDS

       SECTION  8.01.  Assignment of Loan Agreement by the Issuer...... 19
                       ------------------------------------------
       SECTION  8.02.  Assignment, Selling and Leasing................. 19
                       -------------------------------
       SECTION  8.03.  Redemption of Bonds............................. 19
                       -------------------

                                  ARTICLE IX

COVENANTS OF THE USER.................................................. 20

                                   ARTICLE X

EVENTS OF DEFAULT AND REMEDIES......................................... 22
       SECTION 10.01.  Events of Default............................... 22
                       -----------------
       SECTION 10.02.  Remedies on Default............................. 23
                       -------------------
       SECTION 10.03.  Availability of Remedies........................ 23
                       ------------------------
       SECTION 10.04.  Agreement to Pay Attorneys' Fees and Expenses... 23
                       ---------------------------------------------

                                  ARTICLE XI

PREPAYMENT AND REDEMPTION.............................................. 25


                                  ARTICLE XII

INTERNAL REVENUE CODE.................................................. 26
       SECTION 12.01.  Covenants Regarding Section 103 and Sections
                       --------------------------------------------
                       141-150 of the Code............................. 26
                       -------------------
       SECTION 12.02.  Users' Obligation Upon Determination of
                       ---------------------------------------
                       Taxability...................................... 26
                       ----------
       SECTION 12.03.  Federal Rebate Payments......................... 26
                       -----------------------

                                 ARTICLE XIII

PROVISIONS OF GENERAL APPLICATION...................................... 27
       SECTION 13.01.  Investment of Funds............................. 27
                       -------------------
       SECTION 13.02.  Exculpation of Issuer........................... 27
                       ---------------------
       SECTION 13.03.  Indemnification of and Fees and Expenses of the
                       -----------------------------------------------
                       Issuer.......................................... 28
                       ------
       SECTION 13.04.  Default by Issuer-Limited Liability............. 28
                       -----------------------------------
       SECTION 13.05.  Covenants of Issuer Not Covenants of Officials
                       ----------------------------------------------
                       Individually.................................... 28
                       ------------
       SECTION 13.06   Limited Liability of Issuer: No Personal
                       ----------------------------------------
                       Liability....................................... 28
                       ---------
       SECTION 13.07.  Prior Agreements................................ 30
                       ----------------
       SECTION 13.08.  Execution Counterparts......................... 30
                       ----------------------
       SECTION 13.09.  Binding Effect; Governing Law................... 30
                       -----------------------------
       SECTION 13.10.  Enforceability.................................. 30
                       --------------
       SECTION 13.11.  Article and Section Captions.................... 30
                       ----------------------------
       SECTION 13.12.  Notices......................................... 31
                       -------
       SECTION 13.13.  Amendment of Indenture and this Loan Agreement.. 31
                       ----------------------------------------------

                                  ARTICLE XIV

                   JOINT AND SEVERAL LIABILITY OF THE USERS

       The Users shall be jointly and severally liable for all of their obligations, representations and duties under this Loan Agreement...... 32

EXHIBIT A - PROJECT DESCRIPTION

                                LOAN AGREEMENT
                                --------------

      LOAN AGREEMENT dated as of June 1, 1999, between DEVELOPMENT AUTHORITY OF GWINNETT COUNTRY, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), COLOR IMAGE INC., a Georgia corporation and KINGS BROTHERS, LLC., a GEorgia limited liability company (Color Image, Inc. and Kings Brothers, LLC, collectively, the "Users").

                                   RECITALS
                                   --------

      The Issuer has been duly created under the provisions of an act of the General Assembly of the State of Georgia (O.C.G.A. Section 36-62-1, et seq.), as amended (the "Act"), and, pursuant to the Act in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. Sections 36-81-60 -- 36-82-85), the Issuer and the Users have executed and delivered this Loan Agreement simultaneously with the issuance and sale by the Issuer, under and pursuant to that certain Trust Indenture dated as of June 1, 1999 from the Issuer to South Trust Bank. National Association, as trustee, of its $4,100,000 Industrial Development Revenue Bonds (Color Image, Inc. Project), dated the date of delivery and payment therefore (the "Bonds") to finance a "project" (as defined in the Act), as more particularly described in said Trust Indenture.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements herein contained, the Issuer and the Users hereby covenant, agree and bind themselves as follows:

                                   ARTICLE I

                                  DEFINITIONS

For all purposes of this Loan Agreement:

     (a) Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture.

     (b) The following general rules of construction shall apply:

          (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          (2) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof

          (3) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

          (4) The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.

     (c) The following terms shall have the following meanings:

     Acquisition/Construction Fund shall mean the fund established pursuant to
     -----------------------------
Section 7.02 of the Indenture.

     Credit Obligor Mortgage shall mean, that certain Mortgage, Assignment of
     -----------------------
Leases and Security Agreement dated as of June 1, 1999 by the User to the Credit Obligor as security for the obligations of the User to the Credit Obligor under the Credit Documents.

     Environmental Law shall mean and include all laws, rules, regulations,
     -----------------
ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority applicable to the Users or the Project (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. Sections 9601, et seq.)

relating to pollution or protection of human health or the environment, including any relating to Hazardous Substances.

     Hazardous Substances shall mean and include all pollutants, contaminants,
     --------------------
toxic or hazardous wastes and other substances (including asbestos, urea formaldehyde, foam insulation and materials containing either petroleum or any of the substance referenced in Section lOl(14) of CERCLA), the removal of which is required or the manufacture, use, maintenance and handling of which is regulated, restricted, prohibited or penalized by an Environmental Law, or, even though not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto.

     Loan Agreement shall mean this instrument including any amendments or
     --------------
supplements to such instrument from time to time entered into pursuant to the applicable provisions thereof.

     Loan Payments shall mean collectively the Basic Loan Payments and the
     -------------
Additional Payments.

     Loan Term means the duration of the term stated in Section 5.01 of this
     ---------
Loan Agreement.

     Net Proceeds, when used with respect to any insurance or condemnation
     ------------
award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees and any extraordinary fee of the Trustee) incurred in the collection of such gross proceeds.

     Permitted Encumbrances means, as of any particular time, (i) the Financing
     ----------------------
Documents, (ii) liens for taxes, assessments or other governmental charges or levies not due and payable or which are currently being contested in good faith by appropriate proceedings, (iii) utility, access and other easements and rights of way, party walls, restrictions and exceptions that may be granted or are permitted under this Loan Agreement, (iv) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right or purchase money security interest if payment is not yet due and payable under the contract in question,
(v) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as do not, in the opinion of an independent Counsel, materially impair the Project for the purpose for which it was acquired or is held by the Issuer, and (vi) such encumbrances, ,mortgages, and other matters which appear of public record prior to the date of recording of the Credit Obligor Mortgage.

     Project shall mean the facilities described in Exhibit "A" hereto.
     -------

     Project Costs shall mean all costs of acquiring, constructing, equipping
     -------------
and improving the Project, including without limitation:

     (1) the purchase price and related costs for the acquisition of real property or any interest therein,

     (2) the cost of labor, materials and supplies furnished or used in the acquisition, construction, installation and equipping of the Project,

     (3) acquisition, transportation and installation costs for personal property and fixtures,

     (4) fees for architectural, engineering and supervisory services,

     (5) expenses incurred in the enforcement of any remedy against any contractor, subcontractor, materialmen, vendor, supplier or surety,

     (6) interest accruing on the Bonds until the Project is placed in service,

     (7) expenses incurred by the Issuer and the Users in connection with the financing of the Project including legal, consulting and accounting fees,

     (8) reimbursement to the Users for any of the foregoing costs, fees and expenses set forth in (1) through (7) above paid by it with their own funds.

State shall mean the State of Georgia.
-----

                                  ARTICLE II

                                REPRESENTATIONS

     SECTION 2.01. Representations by the Issuer
                   -----------------------------

     The Issuer makes the following representations

     (a) The Issuer is a public body corporate and politic created pursuant to the Act and has the power to enter into the transactions contemplated by this Loan Agreement and to carry out its obligations hereunder. By proper action the Issuer has duly authorized the execution and delivery of this Loan Agreement, the Indenture, and the Bonds.

     (b) The Issuer has determined that the issuance of the Bonds, the acquisition, construction and equipping of the Project and the use of the Project by the Users will promote for the public good and general welfare trade, commerce, industry and employment opportunities in the State of Georgia and Gwinnett County and promote the general welfare of said State and County.

     (c) The Bonds will be issued and delivered contemporaneously with the delivery of this Loan Agreement.

     SECTION 2.02. Representations by the Users
                   ----------------------------

     Each of the Users makes the following representations:


          (1) Each of the Users is duly organized and in good standing under the laws of the State and is not in default under any of the provisions contained in its (i) articles of incorporation or organization (as the case may be), as amended, or (ii) bylaws or limited liability company agreement (as the case may be), or in the laws of the State.

          (2) The Users have the corporate power and authority to own their properties, carry on the business in which they are presently engaged, and consummate the transactions contemplated by the Financing Documents to which they are parties.

          (3) By proper corporate action the Users have duly authorized the execution, delivery and performance of the Financing Documents to which it they are parties and the consummation of the transactions contemplated therein.

          (4) The Users have obtained all consents, approvals, authorizations and orders of, and made all filing with, each Governmental Authority that are required to be obtained or made by them as a condition to the execution and delivery of the Financing Documents to which they are parties.

          (5) The execution and delivery by the Users of the Financing Documents to which they are parties and the consummation by them of the transactions contemplated therein will not conflict with, be in violation of or result in a default under, their respective articles of incorporation or organization (as the case may be), or bylaws or limited liability company agreement (as the case may be), or any agreement, contract, instrument, order, writ, decree or judgment to which they are parties or are subject.

          (6) The Financing Documents to which the Users are parties constitute legal, valid and binding obligations of the Users and are enforceable against the Users in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) the exercise of judicial discretion and (ii) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights, to the extent constitutionally applicable.

          (7) There is no action, suit, proceeding, inquiry or investigation pending before any Governmental Authority, or threatened against or affecting the Users or their properties that (a) involves (i) the consummation of the transactions contemplated by, or the validity or enforceability of, the Financing Documents, (ii) their organization, (iii) the election or qualification of their directors or officers, (iv) their powers, or (b) could have a materially adverse effect upon the financial condition or operations of the Users.

          (8) Neither of the Users is an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (9) The financing of the Project through the issuance of the Bonds and the acquisition of the Project by the Users has induced the Users to locate the Project and arrange for its continued operation in Gwinnett County as provided in the Act.

         (10) The Users intend to operate the Project as a manufacturing facility primarily for the manufacture of copier and printer toner as the Users shall determine and in such a manner that it will constitute a "project" within the meaning of the Act.

         (11) This Loan Agreement is necessary to promote and further the financial and economic interests of the Users and the assumption by the Users of their obligations hereunder will result in direct financial benefits to the Users.

                                  ARTICLE III

                                 LOAN PROCEEDS

    The Issuer agrees, upon the terms and conditions contained in this Loan Agreement and the Indenture, to lend to the Users the proceeds received by the Issuer from the sale of the Bonds in order to finance or refinance the costs of the Project.

                                  ARTICLE IV

                          ACQUISITION OF THE PROJECT

     SECTION 4.01. Application of Proceeds of Bonds
                   --------------------------------

     On the date of issuance of the Bonds, the Issuer shall cause the proceeds of the Bonds to be deposited in the Acquisition/Construction Fund pursuant to
Section 7.02 of the Indenture and applied as provided therefor.

     SECTION 4.02. Agreement to Acquire Proiect
                   ----------------------------

     (a) The Issuer shall cause the Bond proceeds to be advanced to the Users by withdrawal from the Acquisition/Construction Fund, in accordance with the requirements of the Indenture, for the payment of Project Costs at such times and in such amounts as shall be directed by the Users. The Bond proceeds shall be used solely for the payment of Project Costs as provided in the Indenture.

     (b) The Users will acquire, construct, install and equip the Project with all reasonable dispatch and due diligence and will cause the Project to be placed in service as promptly as practicable.

     (c) Compliance with laws and regulations necessary to realize any sales and use tax exemption with respect to the acquisition, construction and equipping of the Project shall be the sole responsibility of the Users and the Issuer does not assume any responsibility or give any assurance with respect to any possible exemption from sales and use taxes.

     (d) The Users may, with the prior written consent of the Credit Obligor, cause changes or amendments to be made in the plans and specifications for such acquisition and construction of the Project, provided (1) such changes or amendments will not change the nature of the Project to the extent that it would not constitute a "project" as authorized by the Act, (2) such changes or amendments will not materially affect the utility of the Project for its intended use, and (3) such changes or amendments will not, in the Opinion of Bond Counsel, cause the interest on the Bonds to become Taxable. The Issuer will make only such changes or amendments in the plans and specifications for the acquisition and construction of the Project as may be requested in writing by the Users.

     (e) The Issuer and the Users shall from time to time each appoint by written instrument an agent or agents authorized to act for each respectively in any or all matters relating to the acquisition and construction of the Project and payments to be made out of the Acquisition/Construction Fund. Either the Issuer or the Users may from time to time revoke, amend or otherwise limit the authorization of any agent appointed by such party to act on such party's behalf or designate another agent or agents or act on such party's behalf, provided that there shall be at all times at least one agent authorized to act on behalf of the Issuer, and at least one agent authorized to act on behalf of the each of the Users, with reference to all of the foregoing matters.

     (f) In the event the proceeds derived from the sale of the Bonds are insufficient to pay in full all Project Costs, the Users shall be obligated to complete the acquisition and construction of the Project at their own expense and the Users shall pay any such deficiency and shall save the Issuer whole and harmless from any obligation to pay such deficiency. The Users shall not by reason of the payment of such deficiency from its own funds be entitled to any diminution in Loan Payments.

     SECTION 4.03. No Warranty of Suitability of Issuer
                   ------------------------------------

     THE USERS RECOGNIZE THAT SINCE THE PLANS AND SPECIFICATIONS FOR ACQUIRING AND CONSTRUCTING THE PROJECT ARE FURNISHED BY IT, THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, NOR OFFERS ANY ASSURANCES THAT THE PROJECT WILL BE SUITABLE FOR THE USER'S PURPOSES OR NEEDS OR THAT THE PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL BE SUFFICIENT TO PAY IN FULL ALL PROJECT COSTS.

     SECTION 4.04. Pursuit of Remedies Against Vendors, Contractors and
                   ----------------------------------------------------
Subcontractors and Their Sureties
---------------------------------

     The Users may, in their own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any vendor, contractor, subcontractor or surety under any contract or purchase order for acquisition and construction of the Project which the Users deem reasonably necessary. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Acquisition/Construction Fund and applied as provided for funds on deposit therein. The Users will pay all costs, fees and expenses incurred which are not paid from the Acquisition/Construction Fund.

     SECTION 4.05. Completion of the Project
                   -------------------------

     (a) The completion of the Project shall be evidenced to the Trustee by a certificate signed by each of the Users stating that (1) due acquisition or construction, as the case may be, of the Project has been completed in accordance with the plans and specifications approved by the Users, (2) the equipment for the Project has been acquired and instalIed in accordance with the Users' instructions, (3) all Project Costs have been paid, and (4) all facilities and improvements necessary in connection with the Project have been acquired and installed and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state it is given without prejudice to any rights against any vendor, contractor, subcontractor or other person not a party to this Loan Agreement which exist at the date of such certificate or which may subsequently come into being. The Users will cooperate in causing such certificate to be furnished to the Credit Obligor and Trustee.

     (b) After the delivery of the aforesaid certificate to the Trustee any moneys then remaining in the Acquisition/Construction Fund shall be applied as provided in the Indenture.

                                   ARTICLE V


                     DURATION OF LOAN TERM AND PROVISIONS


     SECTION 5.01. Duration of Term
                   ----------------

     The term of this Loan Agreement and of the loan herein made shall begin on the date of the delivery of this Loan Agreement and, subject to the provisions of this Loan Agreement, shall continue until midnight of June 1, 202O. The Issuer will deliver to the Users the loan proceeds on the commencement date of the Loan Term, subject to the inspection and other rights reserved in this Loan Agreement, and the Users will accept such proceeds at such time.

     SECTION 5.02. Basic Payments: Draws Under Letter of Credit
                   --------------------------------------------

     (a) On or before 10:00 a.m. (Atlanta, Georgia time) on each Bond Payment Date, the Users shall pay to the Trustee, for the account of the Issuer, an additional amount required to pay the principal of, premium (if any) on the Bonds and shall deposit an amount necessary to pay the interest on the Bonds (other than Pledged Bonds) due and payable on each Bond Payment Date; provided, however, that (i) any amount already on deposit in the Bond Fund or Bond Purchase Fund on the due date of such Basic Payment and available for the payment of the principal of, premium (if any) and interest on the Bonds on such Bond Payment Date shall be credited against the amount of such Basic Payment, and (ii) any amount drawn by the Trustee pursuant to the Letter of Credit for the payment of the principal of, premium (if any) and interest on the Bonds on such Bond Payment Date shall be credited against such Basic Payment.

     (b) On each Bond Payment Date prior to 10:00 a.m. (Atlanta, Georgia time) the Trustee shall, without making any prior claim or demand on the Users for the payment of Basic Payments with respect to Bonds other than Pledged Bonds, make a draw on the Letter of Credit in an amount equal to the amount of principal of, premium (if any) and interest on the Bonds due and payable on such Bond Payment Date on Bonds other than Pledged Bonds. The Users shall receive a credit against Basic Payments for the amount so drawn. No draw shall be made under the Letter of Credit with respect to Pledged Bonds, and the Users shall receive no credit against Basic Payments with respect to Pledged Bonds for any amounts drawn under the Letter of Credit.

     (c) The Users hereby authorize and direct the Trustee to draw moneys under the Letter of Credit in accordance with the provision of the Indenture and this Loan Agreement to the extent necessary to pay the principal and purchase price of, premium (if any) and interest on the Bonds (other than Pledged Bonds) when due and payable pursuant to the Indenture and the Bonds.

     (d) All Basic Payments shall be made in funds immediately available to the Trustee at its Designated Office on the related Bond Payment Date.

     (e) The Users acknowledge, covenant, and agree that until the Indenture Indebtedness is paid in full the Users shall make Basic Payments in such amounts and at such times as shall be necessary to enable the Trustee to pay in full in accordance with the Indenture the principal and purchase price of, premium (if any) and interest on the Bonds (other than Pledged Bonds) when and as the same becomes due and payable.


     SECTION 5.03. Additional Payments
                   -------------------

     (a) The Users shall make Additional Payments as follows:

         (1) the acceptance fee of the Trustee and the annual ( or other regular) fees, charges and expenses of the Trustee, Paying Agent and Remarketing Agent;

         (2) any amount to which the Trustee may be entitled under Section 13.07 of the Indenture; and

         (3) the reasonable expenses of the Issuer incurred due to the loan to the Users, or in the performance of its duties under any of the Financing Documents, or in connection with any proceeding or litigation which may at any time be instituted involving the Bonds; the Project, the Financing Documents, or in the pursuit of any remedies under the Financing Documents.

     (b) All Additional Payments shall be due and payable within 10 days after receipt by the Users of an invoice therefor.


     SECTION 5.04. Advance by Issuer or Trustee
                   ----------------------------

     If the Users shall fail to perform any of their covenants in this Loan Agreement, the Issuer, or Credit Obligor, or the Trustee if no Letter of Credit is in place, may, at any time and from time to time, after written notice to the Users if no Loan Default exists, make advances to effect performance of any such covenant on behalf of the Users. Any money so advanced by the Issuer, the Trustee, or Credit Obligor together with interest at the default rate provided for in the Credit Agreement shall be paid upon demand. The Issuer, the Trustee, and the Credit Obligor have no duty to undertake any such advance.

     SECTION 5.05. Indemnity of Issuer, Trustee and Paying Agent
                   ---------------------------------------------

     (a) The Users covenant and agree to pay and to indemnify and hold the Issuer, the Credit Obligor, the Trustee and the Paying Agent (and each officer, director, member, employee or agent of each thereof) harmless against, any and all liabilities, losses, damages, claims or actions (including all reasonable attorneys' fees and expenses of the Issuer, the Credit Obligor, the Trustee and the Paying Agent), of any nature whatsoever incurred by the Issuer, the Credit Obligor, the Trustee and the Paying Agent without gross negligence or willful misconduct on their part arising from or in connection with (i) their performance or observance of any covenant or condition on their part to be observed or performed under any of the Financing Documents, (ii) any injury to, or the death of, any person or any damage to property at the Project, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Project or any part thereof, (iii) any damage, injury, loss or destruction of the Project, (iv) any other act or event occurring upon, or affecting any part of the Project, (v) violation by the Users of any contract, agreement or restriction affecting the Project or the use thereof of which the Users have notice and which shall have existed at the commencement of the Loan Term hereof or shall have been approved by the Users or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership, occupance or use thereof, (vi) any violation of, or non-compliance of the Project with, Environmental Laws, or the presence of Hazardous Substances now or hereafter on or under or included in the Project and investigation, clean up or removal of, or other remedial action or response costs with respect to, any Hazardous Substances now or hereafter located on or under or included in the Project, or any part thereof, that may be required by any Environmental Law or governmental Authority (specifically including without limitation any and all liabilities, damages, fines, penalties, response costs, investigatory or other costs pursuant to the comprehensive environmental Response, compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) and including without limitation claims alleging non-compliance with Environmental Laws which see relief under or are based on state or common law theories such as trespass or nuisance, and (vii) liabilities, losses, damages, claims or actions arising out of the offer and sale of the Bonds or a subsequent sale or distribution of any of the Bonds, unless the same resulted from a representation or warranty of the Issuer, the Credit Obligor, or the Trustee or the Paying Agent in any of the Financing Documents or any certificate delivered by the Issuer, the Credit Obligor, or the Trustee or the Paying Agent pursuant thereto false or misleading in a material respect and such representation or warranty was not based upon a similar representation or warranty of the Users furnished to the Issuer, the Credit Obligor or the Trustee or the Paying Agent in connection therewith.

     (b) The Users hereby agree that the Issuer, the Credit Obligor, the Trustee and the Paying Agent shall not incur any liability to the Users, and shall be indemnified against all liabilities, in exercising or refraining from asserting, maintaining or exercising any right, privilege or power of the Issuer, the Credit Obligor, or the Trustee, or the Paying Agent under any of the Financing Documents if the Issuer, the Credit Obligor or the Trustee, or the Paying Agent as the case may be is acting in good faith and without willful misconduct or in reliance upon a written request by the Users.

     (c) If any indemnifiable party (whether the Issuer, the Credit Obligor or the Trustee) shall be obligated to pay any claim, liability or loss, and if in accordance with all applicable provisions of this Section the Users shall be obligated to indemnify and hold such indemnifiable party harmless against such claim, liability or loss, then, in such case, the Users shall have a primary obligation to pay such claim, liability or loss on behalf of such indemnifiable party and may not defer discharge of its indemnity obligation hereunder until such indemnifiable party shall have first paid such claim, liability or loss and thereby incurred actual loss.

     (d) The covenants of indemnity by the Users contained in this Section shall survive the termination of this Loan Agreement with respect to events or occurrences happening prior to or upon the termination of this Loan Agreement and shall remain in full force and effect until the commencement of an action with respect to any such event or occurrence shall be prohibited by law.


     (e) Any provision of this Loan Agreement or any other financing document to the contrary notwithstanding, the Issuer retains the right to (i) enforce any applicable federal or state law or regulation or resolution of the Issuer and
(ii) enforce any rights accorded Issuer by federal or state law or regulation or resolution of the Issuer, and nothing in this Loan Agreement shall be construed as an express or implied waiver theory.


     (f) If the Issuer is to take any action under this Loan Agreement or any other instrument executed in connection herewith for the benefit of the Users, it will do so if and only if(i) the Issuer is a necessary party to any such action or proceeding, (ii) the Issuer has received specific written direction from the Users, as required hereunder or under any other instrument executed in connection herewith, as to the action to be taken by the Issuer and (iii) a written agreement of indemnification and payment of costs, liabilities and expenses satisfactory to Issuer has been executed by the Users prior to the taking of such action by the Issuer.

     SECTION 5.06. Obligations of Users Unconditional
                   ----------------------------------

     The obligation of the Users to make all Payments and all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer. The Users will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate any of the Financing Documents, for any cause whatsoever, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, the invalidity or unenforceability of the Bonds or any of the Financing Documents or any provision thereof, any damage to or destruction of the Project or any part thereof, the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, any failure of the Credit Obligor to make a payment pursuant to the Letter of Credit or to reinstate the appropriate amount thereof, any change in the tax or other laws or administrative rulings, actions or regulations of the United State of America or of the State or any political or taxing subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, any duty, liability or obligation arising out of or in connection with this Loan Agreement. Notwithstanding the foregoing, the Users may, at their own cost and expense and in their own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the Users deem reasonably necessary in order to secure or protect its rights of use and occupance and the other rights hereunder. The provisions of the first and second sentences of this Section shall apply only so long as any of the Bonds remains Outstanding.

                                  ARTICLE VI


          MAINTENANCE, ALTERATIONS, REPLACEMENTS, TAXES AND INSURANCE


     SECTION 6.01. Maintenance and Repairs; and Alterations and Improvements;
                   ----------------------------------------------------------
Utility Charges
---------------

     (a) The Users shall, at their own expense, (1) keep the Project in a safe condition, (2) from time to time make all necessary and proper repairs, renewals and replacements thereto, including external and structural repairs, renewals and replacements, and (3) pay all gas, electric, water, sewer and other charges for the operation, maintenance, use and upkeep of the Project.


     (b) The Users may, at their own expense, make structural changes, additions, improvements, alterations or replacements to the Project that they may deem desirable, provided such structural changes, additions, improvements, alterations or replacements do not change the character of the Project as a "project" under the Act, and that such additions, improvements, alterations or replacements will not adversely affect the utility of the Project or substantially reduce its value.


     SECTION 6.02. Insurance
                   ---------

     (a) The Users shall insure the Project against such property and personal injury risks as is consistent with insurance practices of similar businesses.


     (b) Any proceeds of title insurance shall be applied, at the direction of the Credit Obligor, to cure the title defect in respect of which such proceeds are made available or shall be deposited with the Trustee and applied to the redemption of the Bonds in accordance with the terms of the Trust Indenture.


     (c) All policies evidencing the insurance required by this Section shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State to assume the respective risks undertaken.


     (d) The Users shall deposit with the Credit Obligor, or the Trustee if no Letter of Credit is in place, a certificate or certificates of the respective insurers attesting the fact that all policies evidencing the insurance required to be carried by this Section are in force and effect. Upon the expiration of any such policy, the Users shall furnish to the Credit Obligor, or the Trustee if no Letter of Credit is in place, evidence reasonably satisfactory to the Credit Obligor, or the Trustee if no Letter of Credit is in place, that such policy has been renewed or replaced by another policy or that there is no necessity therefor under this Loan Agreement.

                                  ARTICLE VII


          PROVISIONS RESPECTING DAMAGE, DESTRUCTION AND CONDEMNATION

     SECTION 7.01. Damage and Destruction
                   ----------------------

     (a) If no Loan Default shall have occurred and be continuing and the Letter of Credit is in effect and the Credit Obligor has not dishonored any draws thereunder and there has not been instituted insolvency proceedings with respect to the Credit Obligor, than all Net Proceeds of insurance resulting from claims for losses in respect of damage to or destruction of the Project (in whole or in part) shall be applied as provided in the Credit Obligor Mortgage.


     (b) If no Loan Default shall have occurred and be continuing and the Letter of Credit is not in effect, or if the Credit Obligor has dishonored any draw thereunder or if there has been instituted insolvency proceedings with respect to the Credit Obligor, then the following provisions shall apply in event of damage to or destruction of the Project (in whole or in part):


         (1) The Users shall continue to make Loan Payments and will promptly give written notice of such damage and destruction to the Trustee and the Issuer. All Net Proceeds of insurance resulting from claims for such losses shall be paid to the Trustee and deposited in the Acquisition/Construction Fund, whereupon (i) the Users shall proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition in which it existed prior to the event causing such damage or destruction, which such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Users and as will not impair the operating unity or productive capacity of the Project or its character as a "project" under the Act or cause, in the Opinion of Bond Counsel, the interest on the Bonds to become Taxable, and
     (ii) with the consent of the Credit Obligor, the Trustee shall permit withdrawals to be made from the Acquisition/Construction Fund to pay the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses. The balance (if any) of Net Proceeds remaining after the payment of all of the costs of such repair, rebuilding or restoration shall be applied to the redemption of Bonds in accordance with the provision thereof and of the Indenture, or, if none of the Bonds are then Outstanding, shall be paid to the Users.


         (2) In the event the Net Proceeds are not sufficient to, pay in full the costs of repairing, rebuilding and restoring the Project as provided in this Section, the Users shall nonetheless complete the work thereof and shall pay that portion of the costs thereof in the excess of the amount of said proceeds or shall pay to the Trustee for the account of the Issuer the moneys necessary to complete said work. The Users shall not by reason of the payment of such excess costs (whether by direct payment thereof or payment to the Trustee therefor) be entitled to any reimbursement from the Issuer or any abatement or diminution of the Loan Payments hereunder.

     (c) If a Loan Default has occurred and is continuing, and the Letter of Credit is not in effect or the Credit Obligor has dishonored any draw thereunder or there has been instituted insolvency proceedings with respect to the Credit Obligor, then all Net Proceeds of insurance resulting from claims for losses in respect to damage to or destruction of the Project (in whole or in part) shall applied to the redemption of the Bonds in accordance with the terms thereof.


     SECTION 7.02. Condemnation
                   ------------

     (a) If no Loan Default shall have occurred and be continuing and the Letter of Credit is in effect and the Credit Obligor has not dishonored any draws thereunder and there has not been instituted insolvency proceedings with respect to the Credit Obligor, then all Net Proceeds resulting from any taking by eminent domain of the Project (in whole or in part) shall be applied as provided in the Credit Obligor Mortgage.


     (b) If no Loan Default shall have occurred and be continuing and the Letter of Credit is not in effect, or if the Credit Obligor has dishonored any draw thereunder or if there has been instituted insolvency proceedings with respect to the Credit Obligor, then the following provisions shall apply in event of any taking by eminent domain of the Project (in whole or in part):


         (1) The Users shall continue to make the Loan Payments and will promptly give written notice of such condemnation to the Trustee and the Issuer. All Net Proceeds hereinabove referred to shall be paid to the Trustee and applied in one or more of the following ways as shall be directed in writing by the Users:


             (i) To the restoration of the remaining improvements located on the Project to substantially the same condition in which they existed prior to the exercise of the power of eminent domain;


             (ii) To the acquisition, by construction or otherwise, of other lands or improvements suitable for the Users' operations at the Project, which land or improvements shall be deemed a part of the Project and available for use and occupancy by the Users without the payment of any Loan Payments other than that herein provided to the same extent as if such land or other improvements were specifically described herein, and which land or improvements shall be acquired by the Users subject to no liens or encumbrances.


         (2) Any balance of such Net Proceeds remaining after the application thereof as provided in subsection (b) of this Section shall be applied to the redemption of the Bonds in accordance with the terms thereof, or, if the Indenture Indebtedness is paid in full, shall be paid to the Users.


     (c) If a Loan Default has occurred and is continuing, and the Letter of Credit is not in effect or the Credit Obligor has dishonored any draw thereunder or there has been instituted insolvency proceedings with respect to the Credit Obligor then all Net Proceeds of condemnation awards resulting from condemnation of the Project (in whole or in part) shall be applied to the redemption of the Bonds in accordance with the terms thereof.

                                 ARTICLE VIII


                  CERTAIN PROVISIONS RELATING TO ASSIGNMENT,
                    SUBLEASING, MORTGAGING AND THE BONDS


     SECTION 8.01. Assignment of Loan Agreement by the Issuer
                   ------------------------------------------

     The Issuer has, simultaneously with the delivery of this Loan Agreement, assigned its interest in and pledged any money receivable under this Loan Agreement (other than certain rights to give consents, and obtain fees, indemnification and reimbursement) to the Trustee as security for payment of the Bonds, and the Users hereby consent to such assignment and pledge. The Issuer has in the Indenture obligated itself to follow the instructions of the Trustee or the Owners or a certain percentage thereof in the election or pursuit of any remedies herein vested in it. The Trustee shall have all rights and remedies herein accorded to the Issuer and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and the Owners are deemed to be third party beneficiaries of the covenants, agreements and representations of the Users herein contained. Neither the Issuer nor the Users will unreasonably withhold any consent herein or in the Indenture required of either of them.

     SECTION 8.02. Assignment, Selling and Leasing by the Users
                   -------------------------------------------

     This Loan Agreement may be assigned and the Project may be sold, leased or otherwise disposed of, as a whole or in part by the Users, with the prior written consent of the Credit Obligor, but without the necessity of obtaining the consent of either the Issuer or the Trustee; provided, however, that no such
                                                 --------
assignment, sale or lease shall, in the Opinion of Bond Counsel, result in interest on any of the Bonds becoming Taxable, or shall otherwise violate any provisions of the Act; provided further, however, that no such assignment, sale
                       ----------------
or lease shall relieve the Users of any of their obligations under this Loan Agreement.

     SECTION 8.03. Redemption of Bonds
                  -------------------

     (a) The Issuer will redeem any or all of the Bonds upon notice by the Trustee in accordance with the mandatory redemption provisions of the Bonds and the Indenture and upon the occurrence of any event or contingency requiring the mandatory redemption of Bonds, all in accordance with the applicable provision of the Bonds and the Indenture.

     (b) If no Loan Default exists, the Issuer will exercise any right of optional redemption with respect to the Bonds only upon the written request of the Users.

                                  ARTICLE IX


                            COVENANTS OF THE USERS

     Until the Indenture Indebtedness is paid in full:

     (a) The Users shall not do or permit anything to be done at the Project that will affect impair or contravene any policies of insurance that may be carried on the Project. The Users will, in the use of the Project and the public ways abutting the same comply with all lawful requirements, the violation of which would have a material adverse effect on the Project, of all governmental bodies; provided, however, the Users may, at their own expense in good faith contest the validity or applicability of any such requirement.

     (b) The Users shall permit the Issuer, the Trustee, the Credit Obligor and their duly authorized agents at all reasonable time to enter upon, examine and inspect the Project.

     (c) The Users will maintain property books of record and account, in which full and correct entries will be made, in accordance with generally accepted accounting principles, of all its business and affairs. The Users shall furnish with reasonable promptness such financial information of the Users as the Credit Obligor, or the Trustee if no Letter of Credit is in place, shall reasonably request.

     (d) The Users will duly pay and discharge all taxes, assessments and other governmental charges and liens lawfully imposed on the Users and upon the properties of the Users and the Project; provided, however, the Users will not be required to pay any taxes, assessments or other governmental charges so long as in good faith it shall contest the validity thereof by appropriate legal proceedings, the Users have given notice of such contest to the Credit Obligor, or the Trustee if no Letter of Credit is in place, the Users have established adequate reserves therefor, and no part of the project shall, in the opinion of the Credit Obligor, or the Trustee if no Letter of Credit is in place, be subject to loss or forfeiture.


     (e) The Users will not in any manner transfer or convey any substantial portion of their property, assets and licenses except upon receipt of adequate consideration therefor.


     (f) The Users will do, execute, acknowledge and deliver such further acts, conveyances, mortgages, financing statements and assurances as the Issuer or the Credit Obligor, or the Trustee if no Letter of Credit is in place, shall require for accomplishing the purposes of the Financing Documents. The Users will cause this Loan Agreement, any amendments to this Loan Agreement and other instruments of further assurance, including financing statements and continuation statements, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed in such places as may be required by law fully to preserve and protect the rights of the Issuer and the Credit Obligor, or the Trustee if no Letter of Credit is in place, to all property comprising the Project.

     (g) Neither of the Users will transfer or dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions), and will not merge or consolidate with any other corporation or organization nor permit one or more corporations or organizations to consolidate with or merge into it unless the following conditions and provisions are complied with: (1) that such surviving, successor or transferee corporation or organization is duly qualified to do business in the United State of America and is duly qualified to do business in the State of Georgia, (2) that the assignee corporation or organization or the corporation or organization resulting from or surviving such merger or consolidation shall expressly assume and agree in writing delivered to the Issuer and the Credit Obligor, or the Trustee if no Letter of Credit is in place, to pay and perform all of such User's obligations under this Loan Agreement, (3) no such assignment, sale or lease shall, in the opinion of Bond Counsel, result in interest on any of the Bonds becoming includable in gross income for federal income tax purposes, or shall otherwise violate any provisions of the Act; and (4) in connection with any such consolidation or merger, there shall be filed with the Issuer and the Credit Obligor, or the Trustee if no Letter of Credit is in place, a letter or certificate by a firm of Independent certified public accountants acceptable to the Credit Obligor, or the Trustee if no Letter of Credit is in place, certifying that upon the consummation of such consolidation or merger the corporation or organization resulting from or surviving such consolidation or merger will have an excess of assets over liabilities at least as great as each of the Users would have had if such consolidation or merger had not occurred; or
(5) in connection with any transfer or other disposition of assets there shall be filed with the Issuer and the Credit Obligor a letter or certificate by a firm of Independent certified public accountants acceptable to the Credit Obligor certifying that upon the consummation of such transfer the corporation or organization to which such transfer is made will have an excess of assets over liabilities at least as great as each of the Users would have had if such transfer had not been made. If consolidation, merger or sale or other transfer is made as provided in this paragraph (h), the provisions of this paragraph (h) shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this paragraph (h).

     (h) The Users will (1) pay all amounts due after the dishonor of a drawing request by or the insolvency of the Credit Obligor; and (2) not use the proceeds of the Bonds in violation of Regulations G, T, U or X; and (c) will cause the proceeds from (i) the sale of the Bonds, (ii) the remarketing of the Bonds and
(iii) from drawings on the Letter of Credit to be maintained in separate accounts, segregated from each other and from any other funds provided by the Users to make payments on the Bonds or to reimburse the Credit Obligor.

     (i) The Users will provide written notice to the Trustee, the Remarketing Agent and the Bondholders thirty days prior, where reasonable, and not more than thirty days subsequent to the consummation of any transaction that would result in the Users controlling or being controlled by the Credit Obligor.

     (j) The Users will comply in all material respects with the requirements of all federal, state and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to the Project.

                                   ARTICLE X


                        EVENTS OF DEFAULT AND REMEDIES

     SECTION 10.01. Events of Default
                    -----------------

     Any one or more of the following shall constitute an event of default (a "Loan Default") under this Loan Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any Basic Payment when such Basic Payment becomes due and payable; or

          (2) default in the performance, or breach, of any covenant or warranty of the Users in this Loan Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically described), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Users and the Trustee by the Issuer or by the Credit Obligor a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" hereunder; or

          (3) The dissolution or liquidation of either of the Users or the filing by either of the Users of a voluntary petition in bankruptcy, or failure by the Users promptly to lift any execution, garnishment or attachment of such consequence as will impair their ability to carry on its operations at the Project, or the Users' seeking of or consenting to or acquiescing in the appointment of a receiver of all or substantially all its property or of the Project, or the adjudication of the Users as a bankrupt, or any assignment by the Users for the benefit of their creditors, or the entry by the Users into an agreement of composition with their creditors, or if a petition or answer is filed by the either of the Users proposing the adjudication of such User as bankrupt or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy code or any similar federal or state law in any court, or if any such petition or answer is filed by any other person and such petition or answer shall not be stayed or dismissed within 60 days. The term "dissolution or liquidation of the either of the Users", as used in this subsection shall be construed to include the cessation of the corporate existence of either of the Users resulting either from a merger or consolidation of the either of the Users into or with another corporation or organization or a dissolution or liquidation of the either of the Users following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions as provided in this Loan Agreement;

          (4) The occurrence of an event of default under any of the other Financing Documents; or

          (5) Receipt by the Trustee of written notice from the Credit Obligor that an event of default has occurred and is continuing under the Credit Documents or any other related documents to which the Users and the Credit Obligor are parties signatory thereto.

     SECTION 10.02. Remedies on Default
                    -------------------

     Whenever any such Loan Default shall have happened and be continuing, the Issuer or the Trustee may, with the consent of the Credit Obligor, take any of the following remedial steps:

          (1) Declare all installments of Basic Payments for the remainder of the Loan Term to be immediately due and payable, whereupon the same shall become immediately due and payable;

          (2) Take whatever legal proceedings may appear necessary or desirable to collect the Loan Payments then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Users under this Loan Agreement or by law.

     SECTION 10.03. Availability of Remedies
                    ------------------------

     (a) No remedy herein conferred upon or reserved to the Issuer, the Credit Obligor, or the Trustee if no Letter of Credit is in place, is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof by any such right or power may be exercised from time to time and as often as may be deemed expedient.

     (b) In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     (c) All rights, remedies and powers provide by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provision of this Article are intended to be subject to all applicable mandatory provision of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Loan Agreement invalid or unenforceable.

     SECTION 10.04. Agreement to Pay Attorneys' Fees and Expenses
                    ---------------------------------------------

     In the event the Users should default under any of the provisions of this Loan Agreement and the Issuer, the Credit Obligor, or the Trustee if no Letter of Credit is in place (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of Loan Payments or the enforcement of performance or observance of any obligation or agreement on the part of the Users herein contained, the Users will on demand therefor pay to the

Issuer, the Credit Obligor, or the Trustee if no Letter of Credit is in place (as the case may be) the reasonable fee of such attorneys and such other reasonable expenses so incurred.

                                  ARTICLE XI


                           PREPAYMENT AND REDEMPTION


      The Users shall have the option to prepay their obligations hereunder at the times and in the amounts as necessary to exercise their option to cause the Bonds to be redeemed or defeased as set forth in the Indenture and in the Bonds. The Users hereby agree that they shall prepay their obligations hereunder at the times and in the amounts as necessary to accomplish the mandatory redemption or defeasance of the Bonds as set forth in the Indenture and in the Bonds. The Issuer, at the request of the Users, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Users, on the date established for such redemption, all at no costs to the Issuer.

                                  ARTICLE XII

                             INTERNAL REVENUE CODE


     SECTION 12.01. Covenants Regarding Section 103 and Sections 141-150 of the
                    ----------------------------------------------------------
Code
----

     (a) The Issuer and the Users do each hereby covenant and agree for the benefit of the Owners that neither the Issuer nor the Users will take any action, omit to take any action, permit any action to be taken or fail to require any action to be taken, which would cause the interest payable with respect to the Bonds to be or become includable in gross income for federal income taxation. Without limiting the foregoing, the Issuer and the Users will each cooperate to assure compliance with the provisions of Section 12.03 of this Loan Agreement and Article XVII of the Indenture.


     SECTION 12.02. Users' Obligation Upon Determination of Taxability
                    ------------------------------------------------

     (a) Upon the occurrence of a Determination of Taxability, the Trustee shall notify the Users in writing that all Outstanding Bonds with respect to which such Determination of Taxability shall have occurred shall be subject to mandatory redemption on the date specified by the Trustee in accordance with the Indenture without regard to whether the Users have violated any covenant or representation in this Loan Agreement.

     (b) Within seven days after receipt of such notice, the Users shall pay to the Trustee for the account of the Issuer, in immediately available funds, all amounts necessary to pay in full the redemption price due in accordance with the terms of the Bonds to be redeemed as a result of the occurrence of such Determination of Taxability on the date on which such redemption is to be made. There shall be credited against such payment otherwise required by this paragraph all amounts which shall have been paid to the Trustee pursuant to the Letter of Credit with respect to such redemption of the Bonds then Outstanding with respect to which such Determination of Taxability shall have occurred.

     SECTION 12.03. Federal Rebate Payments
                    -----------------------

     The provisions of Article XVII of the Indenture are incorporated herein by reference, and the Users shall comply with said provisions and shall perform and discharge all obligations, duties and responsibilities imposed upon the Users under said Article, including without limitation the payment of all required rebates to the United States of America.

                                 ARTICLE XIII

                       PROVISIONS OF GENERAL APPLICATION


     SECTION 13.01. Investment of Funds
                    -------------------

     The Issuer shall cause any money held as a part of the Special Funds which may by the terms of the Indenture be invested to be so invested or reinvested by the Trustee solely at the request of, and solely as directed by, the Users and as provided in the Indenture.


     SECTION 13.02. Exculpation of Issuer
                    --------------------

     (a) The Obligations of the Issuer under this Loan Agreement are special, limited obligations of the Issuer, payable solely out of the revenues and income derived under this Loan Agreement and as otherwise provided under this Loan Agreement and the Indenture. The obligations of the Issuer hereunder shall not be deemed to constitute an indebtedness or an obligation of the State, Gwinnett County, or any other political subdivision thereof within the purview of any constitutional limitation or provision, or a charge against the credit or general taxing powers, if any, of any of them. The Issuer has no taxing power. Neither the Issuer nor any member, director; officer, employee or agent of the issuer nor any person executing the Bonds shall be liable personally of the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of, redemption premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement employee of the Issuer, or any incorporator, member officer, employee, director or trustee of any successor thereto, as such either directly or through the Issuer or any successor thereto, under any rule or law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and a11 such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture, the Credit Agreement and this Loan Agreement (and any other agreement entered into by the Issuer with respect thereto) and the issuance of the Bonds.


     (b) It is recognized that the Issuer's only source of funds with which to carry out its commitments with respect to this Loan Agreement will be from the proceeds from the sale of the Bonds; and it is expressly agreed that the Issuer shall have no liability, obligation or responsibility with respect to the acquisition, construction, installation and equipping of the Project, except to the extent of funds available from such Bond proceeds. If, for any reason, the proceeds from the sale of the Bonds is not sufficient to pay the cost of the project in full, the Company shall be the balance of the funds necessary to complete the Project and shall not be entitle to reimbursement therefor.

    SECTION 13.03. Indemnification of and Fees and Expenses of the Issuer
                   ------------------------------------------------------

    The covenants of the Company as to the indemnification of the Issuer as described in Section 5.05 hereof and the payment of fees and expenses of the Issuer as described in Section 5.03 hereto shall survive the termination agreement.


    SECTION 13.04. Default by Issuer-Limited Liability
                   -----------------------------------

    Except as provided in Section 5.05 hereof, notwithstanding any provision or obligation to the contrary hereinbefore set forth, no provision of this Loan Agreement shall be construed so as to give rise to a pecuniary liability of the Issuer or to give rise to a charge upon the general credit of the Issuer, the liability of the Issuer hereunder shall be limited to its interest in the Project, this Loan Agreement and all other related documents and collateral and the lien of any judgement shall be restricted thereto. In the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a general debt of the Issuer. The Issuer does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes interest, omissions, charges insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Company if a default shall occur hereunder.


     SECTION 13.05. Covenants of Issuer Not Covenants of Officials Individually
                    -----------------------------------------------------------

     All covenants, stipulations, obligations and agreements of the Issuer contained in this Loan Agreement shall be deemed to be covenants, stipulations, obligations and agreements of the Issuer to the full extent permitted by the Constitution and laws of the State. No covenant, stipulation, obligation or agreement contained herein, shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future officer, member, agent or employee of the Issuer in his individual capacity, and no officer of the Issuer executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability be reason of the issuance thereof. No officer, agent or employee of the Issuer shall incur any personal liability in acting or proceeding or in not acting or not proceeding in accordance with the terms of this Indenture.


     SECTION 13.06. Limited Liability of Issuer: No Personal Liability
                    --------------------------------------------------

     No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or in the Bonds or other documents to which the Issuer is a party or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, member officer, agent, attorney or employee, as such in his/her individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into in the Bonds or between the Issuer and the Trustee, whether herein contained or to be implied here from as being supplemental hereto; and all personal liability of that character against every such director, member, officer, agent, attorney and employee is, by the execution of this Loan Agreement and as a condition of, and as part of the consideration for, the execution of this Loan Agreement, expressly waived and released.


     The Bonds shall be limited obligations of the Issuer. The Bonds and the interest thereon and redemption premium, if any shall not be deemed to constitute or create an indebtedness, liability or obligation of the Issuer, the State or any political subdivision or agency thereof with the meaning of any State constitutional provision or statutory limitation or pledge of the faith the credit or the taxing power of the State or any such political subdivision or agency. The Bonds and the interest thereon are payable solely from and secured by the Trust Estate, including the moneys available to be drawn by the Trustee under the Letter of Credit that may be in effect from time to time to support payments due on or with respect to the Bonds, all as described in and subject to limitations set forth in the Indenture, for the equal and ratable benefit of the Holders, from time to time, of the Bonds. Nothing in the Bonds or in the Indenture or the proceedings of the Issuer to create a debt of the Issuer, the state, or any political subdivision thereon within the meaning of any constitutional or statutory provision of the state. No member, director or officer, agent attorney or employee of the Issuer, including any person executing the Indenture or the Bonds, shall be liable personally on the Bonds or subject to any personal liability for any reason relating to the issuance of the Bonds. The Bonds and interest due thereon shall not be a general obligation, debt or liability of the Issuer and do not constitute or give rise to any pecuniary liability or charge against the general credit of the Issuer.


     SECTION 13.07. Prior Agreements
                    ----------------

     This Loan Agreement shall completely and fully supersede all prior agreements, both written and oral, between the Issuer and the Users relating to the acquisition, construction, installation and equipping of the Project. Neither the Issuer nor the Users shall hereafter have any rights under such prior agreements, except as otherwise herein provided, but shall look solely to this Loan Agreement for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Project.


     SECTION 13.08. Execution Counterparts
                    ----------------------

     This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


     SECTION 13.09. Binding Effect: Governing  Law
                    -----------------------------

     This Loan Agreement shall inure to the benefit of, and shall be binding upon, the Issuer, the Users and their respective successors and assigns. This Loan Agreement shall be governed exclusively by the applicable laws of the State.

     SECTION 13.10. Enforceability
                    --------------

     In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.


     SECTION 13.11. Article and Section Captions
                    ----------------------------

     The Article and Section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.


     SECTION 13.12. Notices
                    -------

     (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Loan Agreement to be made upon, given or furnished to, or filed with, the Issuer, the Users, the Trustee or the Credit Obligor shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Loan Agreement) either (i) delivered personally to the party or, if such party is not an individual, to an officer, or other legal representative of the party to whom the same is directed (provided that any document delivered personally to the Trustee must be delivered to a corporate trust officer at its Designated Office during normal business hours) at the hand delivery address specified in Section 1.10 of the Indenture or (ii) mailed by first-class, registered or certified mail, postage prepaid, addressed as specified in Section 1.10 of the Indenture. Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties as provided in this Section.


     (b) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, or other legal representative of the party) at the address specified pursuant to this Section, or, if sent by mail, three days after such notice or document is deposited in the United States mail, proper postage prepaid, addressed as provided above.


     SECTION 13.14. Amendment of Indenture and this Loan Agreement
                    ----------------------------------------------

     (a) The Issuer will not cause or permit the amendment of the Indenture or the execution of any amendment or supplement to the Indenture without the prior written consent of the Users and the Credit Obligor. The Issuer and the Users shall have no power to modify, alter, amend or terminate this Loan Agreement without the prior written consent of the Credit Obligor. Prior to the payment in full of the Indenture Indebtedness, the Issuer and the Users shall have no power to modify, alter, amend or terminate this Loan Agreement without the prior written consent of the Trustee and then only as provided in the Indenture.


     (b) This Loan Agreement may not be amended unless there has first been delivered to the Trustee, the Issuer, the Users and the Remarketing Agent an Opinion of Bond Counsel that such action will not, whether solely or in conjunction with any other fact or circumstance, cause the interest on the Bonds to be or to become Taxable.

                                  ARTICLE XIV

                   JOINT AND SEVERAL LIABILITY OF THE USERS


    The Users shall be jointly and severally liable for all of their obligations, representations and duties under this Loan Agreement.

     IN WITNESS WHEREOF, the Issuer and the user have each caused this Loan Agreement to be executed, sealed and attested in its name by officers thereof duly authorized thereunto, and the parties hereto have caused this Loan Agreement to be dated as of June 1, 1999.


                                                   DEVELOPMENT AUTHORITY OF
                                                   GWINNETT COUNTY SEAL


                                                   By: /s/ (illegible)
                                                      --------------------------
                                                   Title: Chairman

SEAL

By: /s/ Ray A. Nach
   -------------------
Title: Secretary
      ----------------




                        (Loan Agreement Signature Page)

                                                        COLOR IMAGE INC.

                                                        By: /s/ illegible
                                                           ------------------
                                                        Title: President
                                                              ---------------

SEAL


By: /s/ Ann Shieh
   ------------------
Title: Secretary
      ---------------

                        (Loan Agreement Signature Page)

                                                        KINGS BROTHERS, LLC

                                                        By: /s/ illegible
                                                           ---------------------
                                                        Title: Managing Director
                                                              ------------------


SEAL

By: /s/ Ann Shieh
   ------------------
Title: Secretary
      ---------------

                        (Loan Agreement Signature Page)

                                   EXHIBIT A


                              PROJECT DESCRIPTION


     The Project shall consist of the financing or refinancing of the acquisition, construction, installation and equipping of approximately 86,307 square feet of an existing 334,123 square foot manufacturing facility located in Gwinnett County, Georgia. The Project is to be located at 4350 Peachtree Industrial Boulevard, Norcross, Georgia, and will be used by the Companies primarily for the manufacture of copier and printer toner.




                                      A-1